Execution Version 740487282.3 15-Mar-21 21:27 FedNat Holding Company Supplement to Underwriting Agreement March 15, 2021 Piper Sandler & Co. U.S. Bancorp Center 800 Nicollet Mall Minneapolis, Minnesota 55402 Ladies and Gentlemen: Reference is made to that certain Underwriting Agreement, dated March 11, 2021 (the “Underwriting Agreement”), by and between FedNat Holding Company, a Florida corporation (the “Company”), and Piper Sandler & Co., as underwriter (the “Underwriter”). Except as otherwise specifically provided herein, all capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement. For purposes of this supplement (this “Supplement”): 1. The term “Registration Statement” means the registration statement on Form S-3 (File No. 333-225464) under the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, including the exhibits and any schedules thereto, the documents incorporated by reference therein and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the rules and regulations of the Commission, as of the time the Registration Statement became effective, as supplemented by the Form 8-K filed by the Company with the Commission on March 15, 2021 (the “March 15, 2021 Form 8-K”) and incorporated by reference in the Registration Statement; 2. The term “General Disclosure Package” means the Prospectus, as supplemented by the March 15, 2021 Form 8-K ; and 3. The term “Applicable Time” means 3:00 p.m. (New York City time) on the date of this Supplement. The representations and warranties made by the Company in Section 1 of the Underwriting Agreement are true and correct and in full force and effect as of the date hereof, in each case with reference to the Registration Statement, General Disclosure Package and the Applicable Time as defined in this Supplement. Except as expressly modified herein, all of the terms of the Underwriting Agreement shall remain in full force and effect.

740487282.3 15-Mar-21 21:27 This Supplement and any transaction contemplated by this Supplement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Supplement or any transaction contemplated by this Supplement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplement or the transactions contemplated hereby. This Supplement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this executed Supplement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. [Signature Page Follows]

740487282.3 15-Mar-21 21:27 If the foregoing is in accordance with your understanding of our agreement, kindly indicate your acceptance in the space provided for that purpose below, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms. Very truly yours, FEDNAT HOLDING COMPANY By: /s/ Ronald Jordan Name: Ronald Jordan Title: Chief Financial Officer The foregoing Supplement is hereby confirmed and accepted as of the date first above written. Piper Sandler & Co. By: /s/ Jennifer Docherty Name: Jennifer Docherty Title: Managing Director